American Funds Tax-Exempt Fund of New York One Market, Steuart Tower Suite 2000 San Francisco, California 94105 (415) 421-9360

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KARL J. ZEILE, Vice Chairman, President and Principal Executive Officer, and KARL C. GRAUMAN, Treasurer and Principal Financial Officer of American Funds Tax-Exempt Fund of New York (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended July 31, 2014 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK	AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK

/s/ Karl J. Zeile	/s/ Karl C. Grauman
Karl J. Zeile, Vice Chairman, President	Karl C. Grauman, Treasurer

Date: September 30, 2014	Date: September 30, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK and will be retained by AMERICAN FUNDS TAX-EXEMPT FUND OF NEW YORK and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.